UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 23, 2018

LOOP INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54786	27-2094706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Fernand-Poitras

Terrebonne, Quebec, Canada, J6Y 1Y4

(Address of principal executive offices, including zip code)

(450) 951-8555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 23, 2018, Loop Industries, Inc. (the “Company”), entered into a multi-year master term and conditions supply agreement for Loop PET plastic, effective as of November 14, 2018 (the “MTC”), with the Coca-Cola Cross Enterprise Procurement Group (“CEPG”). CEPG is a procurement collaboration comprised primarily of authorized bottlers in the Coca-Cola system. The MTC is a multi-year agreement that enables members of CEPG (“Customers”) to enter into supply agreements with the Company for the purchase of Loop PET plastic from the Company’s joint venture facility established in the United States with Indorama Ventures PCL (as announced on September 28, 2018), and incorporate Loop™ PET plastic, which is 100% recycled material, into its product packaging.

Pursuant to the MTC, the Company, either directly, or through an authorized manufacturer, will provide and deliver certain quantities of Loop™ PET plastic to Customers under supply agreements which incorporate the terms of the MTC. The Company makes certain representations, warranties and assurances as to the quality and grade of the Loop™ PET plastic.

The foregoing description of the MTC does not purport to be complete and is qualified in its entirety by reference to the MTC, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference. A copy of the Company’s press release regarding the foregoing is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Master Term and Conditions Supply Agreement for Loop PET, by and between the Company and Coca-Cola Cross Enterprise Procurement Group, entered into on November 23, 2018 and effective November 14, 2018
99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOP INDUSTRIES, INC.

Date: November 29, 2018	By:	/s/ Antonella Penta
Antonella Penta
Vice President, General Counsel and Secretary

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